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                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

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                                                                     YEAR ENDED DECEMBER 31
                                                                --------------------------------
                                                                 1995        1994         1993
                                                                -------     -------     --------
Income before the cumulative effect of changes in
  accounting.................................................   $41,411     $32,220     $ 45,374
Less:
  Common stock dividends.....................................     6,321       5,686        5,436
  Preferred stock dividends..................................     2,810       2,603        2,529
  Accretion of discount on preferred stock (subject to
     redemption).............................................        --          --          770
                                                                -------     -------     --------
     Undistributed earnings less accretion before cumulative
       effect adjustments....................................    32,280      23,931       36,639
Cumulative effect of changes in accounting...................        --          --      (18,836)
                                                                -------     -------     --------
     Undistributed earnings less accretion...................   $32,280     $23,931     $ 17,803
                                                                =======     =======     ========
PRIMARY
Average shares and equivalents outstanding:
  Shares outstanding.........................................    13,733      13,699       13,593
  Shares issuable upon
     Conversion of preferred stock...........................     4,587       4,587        3,877
     Exercise of stock options...............................        54          52          109
                                                                -------     -------     --------
     Total...................................................    18,374      18,338       17,579
                                                                =======     =======     ========
Per share amounts:
  Undistributed earnings less accretion before cumulative
     effect adjustments......................................   $  1.76     $  1.30     $   2.08
  Dividends (except preference dividends)....................       .46         .42          .40
                                                                -------     -------     --------
  Earnings before cumulative effect adjustments..............      2.22        1.72         2.48
  Cumulative effect adjustments..............................        --          --        (1.07)
                                                                -------     -------     --------
     Net income..............................................   $  2.22     $  1.72     $   1.41
                                                                =======     =======     ========
FULLY DILUTED
Average shares and equivalents outstanding:
  Shares outstanding.........................................    13,733      13,699       13,593
  Shares issuable upon
     Conversion of preferred stock...........................     5,212       5,212        5,212
     Exercise of stock options...............................        57          54          119
                                                                -------     -------     --------
     Total...................................................    19,002      18,965       18,924
                                                                =======     =======     ========
Per share amounts:
  Undistributed earnings less accretion before cumulative
     effect adjustments......................................   $  1.70     $  1.26     $   1.94
  Dividends (except preference dividends)....................       .46         .42          .40
                                                                -------     -------     --------
  Earnings before cumulative effect adjustments..............      2.16        1.68         2.34
  Cumulative effect adjustments..............................        --          --        (1.00)
                                                                -------     -------     --------
     Net income..............................................   $  2.16     $  1.68     $   1.34
                                                                =======     =======     ========
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